IMMEDIATE RELEASE

TOWNSQUARE DELIVERS NET REVENUE AND ADJUSTED EBITDA GROWTH IN Q4 2024
ANNOUNCES INCREASE IN DIVIDEND

Total Digital Net Revenue Growth of +10.8% in Q4 2024
Townsquare Ignite (Digital Advertising) Net Revenue Growth of +15.5% in Q4 2024
Repurchased $36 Million of Debt and $24 Million of Equity in 2024
Completed Debt Refinancing, Extending Maturities to 2030

Purchase, NY – March 17, 2025 - Townsquare Media, Inc. (NYSE: TSQ) (“Townsquare”, the "Company," "we," "us," or "our") announced today its financial results for the fourth quarter and year ended December 31, 2024.

“I am pleased to share that Townsquare’s performance improved meaningfully throughout 2024, culminating with fourth quarter net revenue growth of +2.6% year-over-year, and Adjusted EBITDA growth of +25.8% year-over-year, driven by the strong sequential improvement in our two digital businesses and the benefit of political revenue. In addition, net income (loss) improved $26.9 million year-over-year in the fourth quarter, and $32.1 million in the year, in large part due to a reduction in non-cash impairment charges. Consistent with our performance all year, fourth quarter net revenue and Adjusted EBITDA met our guidance, and our full year results met the guidance that we issued at the start of 2024,” commented Bill Wilson, Chief Executive Officer of Townsquare Media, Inc. “Our Broadcast Advertising net revenue declined in-line with our expectations for 2024 (mid-single digit ex-political decline) which aligns with our view that broadcast is a mature cash cow business that will continue to face headwinds going forward, as businesses will continue to share shift from traditional advertising to digital advertising. Thankfully, we are often the beneficiary in that case, as we frequently have the most comprehensive set of digital advertising solutions available in our markets. Digital is and will continue to be Townsquare’s growth engine, and we believe Townsquare’s ability to drive profitable, sustainable digital growth is a key differentiator for our Company, and consistent with our strategy of being a Digital First Local Media Company. Our digital segments ended the year on a very strong note, as fourth quarter Digital Advertising net revenue increased +15.5% year-over-year, and Townsquare Interactive net revenue returned to year-over-year revenue growth of +1.9%. In total, Townsquare’s Digital net revenue increased +10.8% year-over-year in Q4, and represented 52% of Townsquare’s total net revenue and our Digital Segment Profit represented 50% of Townsquare's total Segment Profit in 2024."

Mr. Wilson continued, “The strong cash generation characteristics of our assets allowed us to produce $49 million of cash flow from operations in 2024. We could not be more pleased to share that given our strong cash position, we were able to repurchase and retire approximately $36 million of our Senior Secured Notes during the year. In addition, we repurchased $24 million of our common stock, and paid a high-yielding dividend while also investing in our business, particularly our digital growth engine. We also ended the year with a strong cash balance of $33 million and net leverage of 4.33x, which is an improvement from prior year levels. In addition, we successfully completed the refinancing of our debt, entering into a new $490 million credit agreement, including a $470 million Term Loan B and a $20 million revolving credit facility, both due in 2030. As we did in 2024, we are confident in the Townsquare Team’s ability to continue to deliver attractive, current returns to our shareholders in the form of a high-yielding dividend, while also focusing on the financial health of the Company by reducing our net debt levels through strong cash generation and debt reduction.”

The Company announced today that its Board of Directors approved a quarterly cash dividend of $0.20 per share. The dividend will be payable on May 1, 2025 to shareholders of record as of the close of business on April 17, 2025. As of the last closing price that reflects a dividend yield of approximately 10%.

“The Board’s decision to once again increase the dividend reflects their ongoing confidence in our free cash flow generation and our differentiated Digital First business strategy. Our quarterly cash dividend of $0.20 per share, or $0.80 per share on an annual basis, reflects a +1.3% increase from the prior dividend, which we had previously raised by +5%,” concluded Mr. Wilson.

Segment Reporting
We have three reportable operating segments, Digital Advertising, Subscription Digital Marketing Solutions, and Broadcast Advertising. The Digital Advertising segment, marketed externally as Townsquare Ignite, includes digital advertising on our digital programmatic advertising platform and our owned and operated digital properties, and our first party data digital management platform. The Subscription Digital Marketing Solutions segment includes our subscription digital marketing solutions business, Townsquare Interactive. The Broadcast Advertising segment includes our local, regional, and national advertising products and solutions delivered via terrestrial radio broadcast, and other miscellaneous revenue that is associated with our broadcast advertising platform. The remainder of our business is reported in the Other category, which includes our live events business.

Fourth Quarter Results*
•As compared to the fourth quarter of 2023:
•Net revenue increased 2.6%, and decreased 2.2% excluding political
•Net income increased $26.9 million
•Adjusted EBITDA increased 25.8%
•Total Digital net revenue increased 10.8%
•Digital Advertising net revenue increased 15.5%
•Subscription Digital Marketing Solutions (“Townsquare Interactive”) net revenue increased 1.9%
•Total Digital Segment Profit increased 13.2%
•Digital Advertising Segment Profit increased 21.6%
•Subscription Digital Marketing Solutions Segment Profit decreased 0.8%
•Broadcast Advertising net revenue decreased 4.1%, and decreased 13.3% excluding political
•Net Income per diluted share was $1.42 and Adjusted Net Income per diluted share was $0.60
•Repurchased an aggregate $11.5 million of our 2026 Senior Secured Notes at or close to par

Full Year Results*
•As compared to the year ended December 31, 2023:
•Net revenue decreased 0.7%, and 3.0% excluding political
•Net loss decreased $32.1 million
•Adjusted EBITDA increased 0.4%
•Total Digital net revenue increased 0.6%
•Digital Advertising net revenue increased 5.5%
•Subscription Digital Marketing Solutions net revenue decreased 8.4%
•Total Digital Segment Profit decreased 10.2%
•Digital Advertising Segment Profit decreased 11.3%
•Subscription Digital Marketing Solutions Segment Profit decreased 7.9%
•Broadcast Advertising net revenue decreased 1.3%, and 6.1%, excluding political
•Repurchased an aggregate $36.2 million of our 2026 Senior Secured Notes at or close to par
•Repurchased 2.3 million shares of the Company’s common stock at an average price of $10.31
•Repurchased and retired 3.2 million options expiring in July 2024 for a net purchase price of $3.60 per option
*See below for discussion of non-GAAP measures.

Guidance
For the first quarter of 2025, net revenue is expected to be between $98 million and $100 million, and Adjusted EBITDA is expected to be between $17 million and $18 million.

For the full year 2025, net revenue is expected to be between $435 million and $455 million, and Adjusted EBITDA is expected to be between $90 million and $98 million.

Quarter Ended December 31, 2024 Compared to the Quarter Ended December 31, 2023

Net Revenue
Net revenue for the three months ended December 31, 2024 increased $3.0 million, or 2.6%, to $117.8 million as compared to $114.8 million in the same period in 2023. Digital Advertising net revenue increased $5.6 million, or 15.5%, as compared to the same period in 2023, and Subscription Digital Marketing Solutions net revenue increased $0.4 million, or 1.9%. These increases were partially offset by a decrease of $2.4 million, or 4.1%, in Broadcast Advertising net revenue as compared to the same period in 2023. Excluding political revenue of $7.2 million and $1.7 million for the three months ended December 31, 2024 and 2023, respectively, net revenue decreased $2.5 million, or 2.2%, to $110.6 million, Broadcast Advertising net revenue decreased $7.5 million, or 13.3%, to $48.8 million, and Digital Advertising net revenue increased $5.2 million, or 14.4%, to $41.6 million.

Net Income (Loss)
For the three months ended December 31, 2024, we reported net income of $25.0 million, an increase of $26.9 million as compared to a net loss of $1.9 million in the same period last year. The increase was primarily due to a $23.4 million decrease in non-cash impairment charges, a $3.3 million decrease in direct operating expenses, and the $3.0 million increase in net revenue. Adjusted Net Income increased $4.2 million as compared to the same period last year.

Adjusted EBITDA
Adjusted EBITDA for the three months ended December 31, 2024 increased $6.4 million, or 25.8%, to $31.2 million, as compared to $24.8 million in the same period last year. Adjusted EBITDA (Excluding Political) increased $1.7 million, or 7.2%, to $25.1 million, as compared to $23.4 million in the same period last year.

Year Ended December 31, 2024 Compared to the Year Ended December 31, 2023

Net Revenue
Net revenue for the year ended December 31, 2024, decreased $3.2 million, or 0.7%, to $451.0 million as compared to $454.2 million in the same period in 2023. Subscription Digital Marketing Solutions net revenue decreased $6.9 million, or 8.4%, and Broadcast Advertising net revenue decreased $2.8 million, or 1.3%, as compared to the same period in 2023. These declines were partially offset by a $8.3 million, or 5.5%, increase in Digital Advertising net revenue as compared to the same period in 2023. Excluding political revenue of $13.4 million and $2.9 million for the year ended December 31, 2024 and 2023, respectively, net revenue decreased $13.8 million, or 3.0% to $437.6 million, Broadcast Advertising net revenue decreased $12.6 million, or 6.1%, to $196.4 million, and Digital Advertising net revenue increased $7.7 million, or 5.1%, to $157.8 million.

Net Loss
For the year ended December 31, 2024, we reported a net loss of $10.9 million, a decrease of $32.1 million as compared to a net loss of $43.0 million in the same period last year. The decrease was due to a $52.9 million decrease in non-cash impairment charges, partially offset by increases in stock-based compensation and transaction and business realignment costs, the decrease in net revenue and a $7.4 million increase in the income tax provision driven by the valuation allowance for interest expense carryforwards and an increase in certain non-deductible compensation costs, partially offset by a $3.6 million decrease in direct operating expenses and corporate expenses. Adjusted Net Income decreased $5.5 million as compared to the same period last year.

Adjusted EBITDA
Adjusted EBITDA for the year ended December 31, 2024 increased $0.4 million, or 0.4% to $100.4 million, as compared to $100.0 million in the same period last year. Adjusted EBITDA (Excluding Political) decreased $8.6 million, or 8.8%, to $89.0 million, as compared to $97.5 million in the same period last year.

Liquidity and Capital Resources
As of December 31, 2024, we had a total of $33.0 million of cash and cash equivalents and $467.4 million of outstanding indebtedness, representing 4.66x and 4.33x gross and net leverage, respectively, based on Adjusted EBITDA for the year ended December 31, 2024, of $100.4 million.

The table below presents a summary, as of March 11, 2025, of our outstanding common stock (net of treasury shares).

Security	Number Outstanding	Description
Class A common stock	14,803,902	One vote per share.
Class B common stock	815,296	10 votes per share.[1]
Class C common stock	500,000	No votes.[1]
Total	16,119,198
[1] Each share converts into one share of Class A common stock upon transfer or at the option of the holder, subject to certain conditions, including compliance with FCC rules.

Subsequent Events
On February 19, 2025, the Company entered into a $490 million credit agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent and collateral agent and the lenders and financial institutions party thereto. The Credit Agreement provides for a five-year, $470 million senior secured term loan facility and a five-year, $20 million senior secured revolving credit facility. Net proceeds, together with cash on hand, was used to redeem all of the outstanding 2026 Notes on February 19, 2025, and to pay the fees and expenses related thereto.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain fourth quarter 2024 financial results and 2025 guidance on Monday, March 17, 2025 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-800-717-1738 (U.S. & Canada) or 1-646-307-1865 (International) and the conference ID is “Townsquare”. A live webcast of the conference call will also be available on the investor relations page of the Company’s website at www.townsquaremedia.com.

A replay of the conference call will be available through March 24, 2025. To access the replay, please dial 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (International) and enter confirmation code 1132370. A web-based archive of the conference call will also be available at the above website.

About Townsquare Media, Inc.
Townsquare is a community-focused digital and broadcast media and digital marketing solutions company principally focused outside the top 50 markets in the U.S. Townsquare Ignite, our robust digital advertising division, specializes in helping businesses of all sizes connect with their target audience through data-driven, results based strategies, by utilizing a) our proprietary digital programmatic advertising technology stack with an in-house demand and data management platform and b) our owned and operated portfolio of more than 400 local news and entertainment websites and mobile apps along with a network of leading national music and entertainment brands, collecting valuable first party data. Townsquare Interactive, our subscription digital marketing services business, partners with SMBs to help manage their digital presence by providing a SAAS business management platform, website design, creation and hosting, search engine optimization and other digital services. And through our portfolio of local radio stations strategically situated outside the Top 50 markets in the United States, we provide effective advertising solutions for our clients and relevant local content for our audiences. For more information, please visit www.townsquaremedia.com, www.townsquareinteractive.com and www.townsquareignite.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by us include the impact of general economic conditions in the United States, or in the specific markets in which we currently do business including supply chain disruptions, inflation, labor shortages and the effect on advertising activity, industry conditions, including existing competition and future competitive technologies, the popularity of radio as a broadcasting and advertising medium, cancellations, disruptions or postponements of advertising schedules in response to national or world events, our ability to develop and maintain digital technologies and hire and retain technical and sales talent, our dependence on key personnel, our capital expenditure requirements, our continued ability to identify suitable acquisition targets, and consummate and integrate any future acquisitions, legislative or regulatory requirements, risks and uncertainties relating to our leverage and changes in interest rates, our ability to obtain financing at times, in amounts and at rates considered appropriate by us, our ability to access the capital markets as and when needed and on terms that we consider favorable to us and other factors discussed in this section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this report and under “Risk Factors” in our 2024 Annual Report on Form 10-K, for the year ended December 31, 2024, filed with the SEC on March 17, 2025, as well as other risks discussed from time to time in our filings with the SEC. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The cautionary statements referred to in this section also should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. The forward-looking statements included in this report are made only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures and Definitions
In this press release, we refer to Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income and Adjusted Net Income Per Share which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

We define Adjusted EBITDA as net income before the deduction of income taxes, interest expense, net, gain on repurchases of debt, transaction and business realignment costs, depreciation and amortization, stock-based compensation, impairments, net loss (gain) on sale and retirement of assets and other expense (income) net. We define Adjusted EBITDA (Excluding Political) as Adjusted EBITDA less political net revenue, net of a fifteen percent deduction to account for estimated national representative firm fees, music licensing fees and sales commissions expense. Adjusted Net Income is defined as net income before the deduction of transaction and business realignment costs, impairments, gains on sale of investments, change in fair value of investment, net loss (gain) on sale and retirement of assets, gain on repurchases of debt, gain on sale of digital assets, gain on insurance recoveries and net income attributable to non-controlling interest, net of income taxes stated at the Company's applicable statutory effective tax rate. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average shares outstanding. We define Net Leverage as our total outstanding indebtedness, net of our total cash balance as of December 31, 2024, divided by our Adjusted EBITDA for the twelve months ended December 31, 2024. These measures do not represent, and should not be considered as alternatives to or superior to, financial results and measures determined or calculated in accordance with GAAP. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. You should be aware that in the future we may incur expenses or charges that are the same as or similar to some of the adjustments in the presentation, and we do not infer that our future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP measures may not be comparable to similarly-named measures reported by other companies.

We use Adjusted EBITDA and Adjusted EBITDA (Excluding Political) to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance, and to facilitate year over year comparisons, by backing out the impact of political revenue which varies depending on the election cycle and may be unrelated to operating performance. We use Adjusted Net Income and Adjusted Net Income Per Share to assess total company operating performance on a consistent basis. We use Net Leverage to measure the Company’s ability to handle its debt burden. We believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of transaction costs, net loss (gain) on sale and retirement of assets, business realignment costs and certain impairments. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our board of directors may consider Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income, Adjusted Net Income Per Share, and Net Leverage when determining discretionary bonuses.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands, Except Share and Per Share Data)

	December 31, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$32,990	$61,046
Accounts receivable, net of allowance for credit losses of $3,924 and $4,041, respectively	60,635	60,780
Prepaid expenses and other current assets	11,822	10,356
Total current assets	105,447	132,182
Property and equipment, net	110,269	110,194
Intangible assets, net	162,156	200,306
Goodwill	152,903	157,270
Investments	725	3,542
Operating lease right-of-use assets	48,322	46,887
Other assets	592	1,165
Restricted cash	—	503
Total assets	$580,414	$652,049
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$4,451	$5,036
Deferred revenue	9,899	9,059
Accrued compensation and benefits	12,903	13,085
Accrued expenses and other current liabilities	26,572	25,112
Operating lease liabilities, current	9,026	9,376
Accrued interest	13,405	14,420
Total current liabilities	76,256	76,088
Long-term debt, net of deferred finance costs of $1,680 and $3,960, respectively	465,756	499,658
Deferred tax liability	12,500	11,856
Operating lease liability, net of current portion	44,177	41,437
Other long-term liabilities	10,167	13,099
Total liabilities	608,856	642,138
Stockholders’ (deficit) equity:
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized; 15,386,219 and 14,023,767 shares issued and outstanding, respectively	154	140
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized; 815,296 and 815,296 shares issued and outstanding, respectively	8	8
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized; 500,000 and 1,961,341 shares issued and outstanding, respectively	5	20
Total common stock	167	168
Treasury stock, at cost; 965,399 and 183,768 shares of Class A common stock, respectively	(11,203)	(2,177)
Additional paid-in capital	307,000	310,612
Accumulated deficit	(327,819)	(302,193)
Non-controlling interest	3,413	3,501
Total stockholders’ (deficit) equity	(28,442)	9,911
Total liabilities and stockholders’ (deficit) equity	$580,414	$652,049

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, Except Per Share Data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net revenue	$117,813	$114,786	$450,982	$454,231
Operating costs and expenses:
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	80,581	83,896	326,782	329,197
Depreciation and amortization	4,771	4,704	19,667	19,200
Corporate expenses	6,053	6,112	23,815	25,023
Stock-based compensation	3,109	1,805	17,171	8,033
Transaction and business realignment costs	1,222	405	4,905	1,169
Impairment of intangible assets, investments, goodwill and long-lived assets	1,450	24,881	37,714	90,578
Net (gain) loss on sale and retirement of assets	(699)	873	(765)	170
Total operating costs and expenses	96,487	122,676	429,289	473,370
Operating income (loss)	21,326	(7,890)	21,693	(19,139)
Other expense (income):
Interest expense, net	8,808	9,034	36,226	37,249
Loss (gain) on repurchases of debt	57	—	46	(1,249)
Other expense (income), net	16	476	(4,958)	(5,975)
Income (loss) from operations before tax	12,445	(17,400)	(9,621)	(49,164)
Income tax (benefit) provision	(12,596)	(15,522)	1,307	(6,142)
Net income (loss)	$25,041	$(1,878)	$(10,928)	$(43,022)

Net income (loss) attributable to:
Controlling interests	$24,557	$(2,341)	$(12,704)	$(44,961)
Non-controlling interests	484	463	1,776	1,939
Net income (loss)	$25,041	$(1,878)	$(10,928)	$(43,022)

Basic income (loss) per share	$1.59	$(0.14)	$(0.81)	$(2.68)

Diluted income (loss) per share	$1.42	$(0.14)	$(0.81)	$(2.68)

Weighted average shares outstanding:
Basic	15,456	16,357	15,601	16,761
Diluted	17,327	16,357	15,601	16,761

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(10,928)	$(43,022)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	19,667	19,200
Amortization of deferred financing costs	2,077	2,086
Non-cash lease (income) expense	(1,022)	96
Net deferred taxes and other	644	(6,892)
Allowance for credit losses	4,731	4,265
Stock-based compensation expense	17,171	8,033
(Loss) gain on repurchases of debt	46	(1,249)
Trade and barter activity, net	(1,380)	(1,465)
Impairment of intangible assets, investments, goodwill and long-lived assets	37,714	90,578
Realized gain on sale of digital assets	—	(839)
Gain on sale of investment	(4,069)	(5,210)
Unrealized (gain) loss on investment	(202)	388
Amortization of content rights	4,890	4,867
Change in content rights liabilities	(5,051)	(2,997)
Other	1,225	(291)
Changes in assets and liabilities:
Accounts receivable	(4,995)	(3,900)
Prepaid expenses and other assets	(538)	6,198
Accounts payable	(751)	982
Accrued expenses	(9,439)	(2,268)
Accrued interest	(1,015)	(783)
Other long-term liabilities	(27)	50
Net cash provided by operating activities	48,748	67,827
Cash flows from investing activities:
Purchases of property and equipment	(17,441)	(14,979)
Proceeds from sale of digital assets	—	2,975
Proceeds from insurance recoveries	474	774
Proceeds from investment related transactions	5,117	5,714
Proceeds from sale of assets	1,923	1,947
Net cash used in investing activities	(9,927)	(3,569)
Cash flows from financing activities:
Repurchases of 2026 Notes	(36,025)	(25,621)
Dividend payments	(12,312)	(9,344)
Proceeds from stock options exercised	7,889	6,750
Shares withheld in lieu of employee tax withholding	(324)	—
Withholdings for shares issued under the ESPP	709	729
Repurchases of stock	(23,551)	(16,645)
Cash distribution to non-controlling interests	(1,864)	(1,997)
Repayments of capitalized obligations	(1,902)	(494)
Net cash used in financing activities	(67,380)	(46,622)
Cash and cash equivalents and restricted cash:
Net (decrease) increase in cash, cash equivalents and restricted cash	(28,559)	17,636
Beginning of period	61,549	43,913
End of period	$32,990	$61,549

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in Thousands)

	Twelve Months Ended December 31,
	2024	2023
Supplemental Disclosure of Cash Flow Information:
Cash payments:
Interest	$35,789	$37,547
Income taxes	1,135	1,412

Supplemental Disclosure of Non-cash Activities:
Dividends declared, but not paid during the period	$3,376	$3,279
Deferred payments for software licenses	20	3,889
Property and equipment acquired in exchange for advertising(1)	1,223	997
Accrued capital expenditures	251	85

Supplemental Disclosure of Cash Flow Information relating to Leases:
Cash paid for amounts included in the measurement of operating lease liabilities, included in operating cash flows	$12,287	$11,747
Right-of-use assets obtained in exchange for operating lease obligations	12,631	5,687

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$32,990	$61,046
Restricted cash	—	503
	$32,990	$61,549
(1) Represents total advertising services provided by the Company in exchange for property and equipment acquired during each of the years ended December 31, 2024 and 2023, respectively.

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(in Thousands)
(unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2024	2023	% Change	2024	2023	% Change
Digital Advertising	$42,074	$36,434	15.5%	$158,615	$150,276	5.5%
Subscription Digital Marketing Solutions	19,495	19,134	1.9%	75,343	82,220	(8.4)%
Broadcast Advertising	55,546	57,903	(4.1)%	208,964	211,725	(1.3)%
Other	698	1,315	(46.9)%	8,060	10,010	(19.5)%
Net revenue	117,813	114,786	2.6%	450,982	454,231	(0.7)%
Digital Advertising expenses	30,251	26,715	13.2%	117,916	104,381	13.0%
Subscription Digital Marketing Solutions Expenses	13,679	13,270	3.1%	53,930	58,973	(8.6)%
Broadcast Advertising expenses	35,694	42,198	(15.4)%	147,136	156,056	(5.7)%
Other expenses	957	1,713	(44.1)%	7,800	9,787	(20.3)%
Direct operating expenses	80,581	83,896	(4.0)%	326,782	329,197	(0.7)%
Depreciation and amortization	4,771	4,704	1.4%	19,667	19,200	2.4%
Corporate expenses	6,053	6,112	(1.0)%	23,815	25,023	(4.8)%
Stock-based compensation	3,109	1,805	72.2%	17,171	8,033	113.8%
Transaction and business realignment costs	1,222	405	201.7%	4,905	1,169	319.6%
Impairment of intangible assets, investments, goodwill and long-lived assets	1,450	24,881	(94.2)%	37,714	90,578	(58.4)%
Net (gain) loss on sale and retirement of assets	(699)	873	**	(765)	170	**
Total operating costs and expenses	96,487	122,676	(21.3)%	429,289	473,370	(9.3)%
Operating income (loss)	21,326	(7,890)	**	21,693	(19,139)	**
Other expense (income):
Interest expense, net	8,808	9,034	(2.5)%	36,226	37,249	(2.7)%
(Loss) gain on repurchases of debt	57	—	**	46	(1,249)	**
Other expense (income), net	16	476	(96.6)%	(4,958)	(5,975)	(17.0)%
Income (loss) from operations before tax	12,445	(17,400)	**	(9,621)	(49,164)	**
Income tax (benefit) provision	(12,596)	(15,522)	18.9%	1,307	(6,142)	121.3%
Net income (loss)	$25,041	$(1,878)	**	$(10,928)	$(43,022)	**

The following table presents Net revenue by segment and Segment Profit, for the three and twelve months ended December 31, 2024, and 2023, respectively (in thousands):

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2024	2023	% Change	2024	2023	% Change
Digital Advertising	$42,074	$36,434	15.5%	$158,615	$150,276	5.5%
Subscription Digital Marketing Solutions	19,495	19,134	1.9%	75,343	82,220	(8.4)%
Digital	61,569	55,568	10.8%	233,958	232,496	0.6%
Broadcast Advertising	55,546	57,903	(4.1)%	208,964	211,725	(1.3)%
Other	698	1,315	(46.9)%	8,060	10,010	(19.5)%
Net revenue	$117,813	$114,786	2.6%	$450,982	$454,231	(0.7)%
Digital Advertising	11,823	9,719	21.6%	40,699	45,895	(11.3)%
Subscription Digital Marketing Solutions	5,816	5,864	(0.8)%	21,413	23,247	(7.9)%
Digital	17,639	15,583	13.2%	62,112	69,142	(10.2)%
Broadcast Advertising	19,852	15,705	26.4%	61,828	55,669	11.1%
Other	(259)	(398)	(34.9)%	260	223	16.6%
Segment Profit	$37,232	$30,890	20.5%	$124,200	$125,034	(0.7)%

The following table reconciles Net revenue to Net revenue, excluding political revenue on a GAAP basis by segment for the three and twelve months ended December 31, 2024, and 2023, respectively (in thousands):

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2024	2023	% Change	2024	2023	% Change
Digital Advertising	$42,074	$36,434	15.5%	$158,615	$150,276	5.5%
Subscription Digital Marketing Solutions	19,495	19,134	1.9%	75,343	82,220	(8.4)%
Digital	61,569	55,568	10.8%	233,958	232,496	0.6%
Broadcast Advertising	55,546	57,903	(4.1)%	208,964	211,725	(1.3)%
Other	698	1,315	(46.9)%	8,060	10,010	(19.5)%
Net revenue	$117,813	$114,786	2.6%	$450,982	$454,231	(0.7)%
Digital Advertising political revenue	466	75	521.3%	830	202	310.9%
Subscription Digital Marketing Solutions political revenue	—	—	—	—	—	—
Broadcast Advertising political revenue	6,733	1,582	325.6%	12,588	2,700	366.2%
Other political revenue	—	—	—	—	—	—
Political revenue	$7,199	$1,657	334.5%	$13,418	$2,902	362.4%
Digital Advertising net revenue (ex. political)	$41,608	$36,359	14.4%	$157,785	$150,074	5.1%
Subscription Digital Marketing Solutions net revenue (ex. political)	19,495	19,134	1.9%	75,343	82,220	(8.4)%
Digital net revenue (ex. political)	61,103	55,493	10.1%	233,128	232,294	0.4%
Broadcast Advertising political net revenue (ex. political)	48,813	56,321	(13.3)%	196,376	209,025	(6.1)%
Other net revenue (ex. political)	698	1,315	(46.9)%	8,060	10,010	(19.5)%
Net revenue (ex. political)	$110,614	$113,129	(2.2)%	$437,564	$451,329	(3.0)%

The following table reconciles on a GAAP basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net Income for the three and twelve months ended December 31, 2024, and 2023, respectively (in thousands, except per share data):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net income (loss)	$25,041	$(1,878)	$(10,928)	$(43,022)
Income tax (benefit) provision	(12,596)	(15,522)	1,307	(6,142)
Income (loss) from operations before taxes	12,445	(17,400)	(9,621)	(49,164)
Transaction and business realignment costs	1,222	405	4,905	1,169
Impairment of intangible assets, investments, goodwill and long-lived assets	1,450	24,881	37,714	90,578
Net (gain) loss on sale and retirement of assets	(699)	873	(765)	170
Loss (gain) on repurchases of debt	57	—	46	(1,249)
Gain on sale of digital assets	—	—	—	(839)
Gain on sale of investments	—	—	(4,069)	(5,210)
Change in fair value of investment	—	(105)	(202)	388
Gain on insurance recoveries	(138)	(53)	(474)	(774)
Net income attributable to non-controlling interest, net of income taxes	(484)	(463)	(1,776)	(1,939)
Adjusted net income before income taxes	13,853	8,138	25,758	33,130
Income tax provision (1)	3,532	2,066	6,567	8,411
Adjusted Net Income	$10,321	$6,072	$19,191	$24,719

Adjusted Net Income Per Share:
Basic	$0.67	$0.37	$1.23	$1.47
Diluted	$0.60	$0.34	$1.09	$1.40

Weighted average shares outstanding:
Basic	15,456	16,357	15,601	16,761
Diluted	17,327	17,639	17,551	17,604
(1) Income tax provision for the three and twelve months ended December 31, 2024 and 2023, respectively, was calculated using the Company's statutory effective tax rate.

The following table reconciles on a GAAP basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA, Adjusted EBITDA (Excluding Political), and Adjusted EBITDA Less Interest, Capex and Taxes for the three and twelve months ended December 31, 2024, and 2023, respectively (dollars in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net income (loss)	$25,041	$(1,878)	$(10,928)	$(43,022)
Income tax (benefit) provision	(12,596)	(15,522)	1,307	(6,142)
Interest expense, net	8,808	9,034	36,226	37,249
Loss (gain) on repurchases of debt	57	—	46	(1,249)
Depreciation and amortization	4,771	4,704	19,667	19,200
Stock-based compensation	3,109	1,805	17,171	8,033
Transaction and business realignment costs	1,222	405	4,905	1,169
Impairment of intangible assets, investments, goodwill and long-lived assets	1,450	24,881	37,714	90,578
Other (a)	(683)	1,349	(5,723)	(5,805)
Adjusted EBITDA	$31,179	$24,778	$100,385	$100,011
Political Adjusted EBITDA	(6,119)	(1,408)	(11,405)	(2,467)
Adjusted EBITDA (Excluding Political)	$25,060	$23,370	$88,980	$97,544
Political Adjusted EBITDA	6,119	1,408	11,405	2,467
Net cash paid for interest	(399)	(274)	(35,789)	(37,547)
Capital expenditures	(3,670)	(3,606)	(17,441)	(14,979)
Cash paid for taxes	(190)	(290)	(1,135)	(1,412)
Adjusted EBITDA Less Interest, Capex and Taxes	$26,920	$20,608	$46,020	$46,073
(a) Other includes net gain (loss) on sale and retirement of assets and other income, net.

The following tables provide the calculation of Segment Profit for the three months ended December 31, 2024, and 2023 (in thousands). Segment Profit represents net revenue less direct operating expenses, excluding depreciation, amortization, and stock-based compensation:

	Three Months Ended December 31, 2024
	Digital Advertising	Subscription Digital Marketing Solutions	Broadcast Advertising	Other	Total
Net Revenue	$42,074	$19,495	$55,546	$698	$117,813
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	30,251	13,679	35,694	957	80,581
Segment Profit (Loss)	$11,823	$5,816	$19,852	$(259)	$37,232

	Three Months Ended December 31, 2023
	Digital Advertising	Subscription Digital Marketing Solutions	Broadcast Advertising	Other	Total
Net Revenue	$36,434	$19,134	$57,903	$1,315	$114,786
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	26,715	13,270	42,198	1,713	83,896
Segment Profit (Loss)	$9,719	$5,864	$15,705	$(398)	$30,890

The following tables provide the calculation of Segment Profit for the year ended December 31, 2024, and 2023 (in thousands). Segment Profit represents net revenue less direct operating expenses, excluding depreciation, amortization, and stock-based compensation:

	Year Ended December 31, 2024
	Digital Advertising	Subscription Digital Marketing Solutions	Broadcast Advertising	Other	Total
Net Revenue	$158,615	$75,343	$208,964	$8,060	$450,982
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	117,916	53,930	147,136	7,800	326,782
Segment Profit	$40,699	$21,413	$61,828	$260	$124,200

	Year Ended December 31, 2023
	Digital Advertising	Subscription Digital Marketing Solutions	Broadcast Advertising	Other	Total
Net Revenue	$150,276	$82,220	$211,725	$10,010	$454,231
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	104,381	58,973	156,056	9,787	329,197
Segment Profit	$45,895	$23,247	$55,669	$223	$125,034